Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-101265 and 333-101243) of Zimmer Holdings, Inc. of our report dated March 10, 2003 relating to the financial statements of Centerpulse Ltd., which appears in their Annual Report on Form 20-F, which is incorporated by reference in the Current Report on Form 8-K of Zimmer Holdings, Inc. dated December 16, 2003.

PricewaterhouseCoopers AG

/s/ P. Binz	/s/ R. Rausenberger

P. Binz	R. Rausenberger

Zurich, Switzerland
December 16, 2003